FORM OF SUBSCRIPTION AGREEMENT

     THIS AGREEMENT by and between Elon R. Musk and X.com Funds (the "Trust"), a business trust organized and existing under and by virtue of the laws of the State of Delaware.

     In consideration of the mutual promises set forth herein, the parties agree as follows:

     1. The Trust agrees to sell to Elon R. Musk and Elon R. Musk hereby subscribes to purchase 3,500 shares of beneficial interest ("Shares") of X.com Premier S&P 500 Fund, 3,500 Shares of X.com U.S.A. Bond Fund, and 3,000 Shares of X.com U.S.A. Money Market Fund, each a series of the Trust, each with a par value of $0.01 per Share, at a price of ten dollars ($10.00) per each Share.

     2. Elon R. Musk agrees to pay $100,000 for all such Shares at the time of their issuance, which shall occur upon call of the President of the Trust, at any time on or before the effective date of the Trust's Registration Statement filed by the Trust on Form N-1A with the Securities and Exchange Commission ("Registration Statement").

     3. Elon R. Musk acknowledges that the Shares to be purchased hereunder have not been, and will not be, registered under the federal securities laws and that, therefore, the Trust is relying on certain exemptions from such registration requirements, including exemptions dependent on the intent of the undersigned in acquiring the Shares. Elon R. Musk also understands that any resale of the Shares, or any part thereof, may be subject to restrictions under the federal securities laws, and that Elon R. Musk may be required to bear the economic risk of any investment in the Shares for an indefinite period of time.

     4. Elon R. Musk represents and warrants that he is acquiring the Shares solely for his own account and solely for investment purposes and not with a view to the resale or disposition of all or any part there of, and that he has no present plan or intention to sell or otherwise dispose of the Shares or any part thereof at any time in the near future.

     5. Elon R. Musk agrees that he will not sell or dispose of the Shares or any part thereof, except to the Trust itself, unless the Registration Statement with respect to such Shares is then in effect under the Securities Act of 1933, as amended.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized representatives this __ day of September, 1999.



                                         By:
                                                -------------------------
                                                Elon R. Musk


                                                X.COM FUNDS

                                         By:
                                                -------------------------
                                                Name:
                                                Title: